         FOR IMMEDIATE RELEASE

Lincoln Financial Group reports first Quarter 2021 Results

_______________________________________

❖	Net income EPS of $1.16 and adjusted operating EPS of $1.82
❖	Adjusted operating EPS included $(1.15) from elevated pandemic-related claims experience and

$0.43 of above targeted alternative investment income

❖	BVPS, including AOCI, of $102.50, up 19%; BVPS, excluding AOCI, of $72.36, up 3%
❖	$186 million of capital returned to shareholders, including $105 million in share repurchases

Radnor, PA, May 5, 2021 –  Lincoln Financial Group (NYSE: LNC) today reported net income for the first quarter of 2021 of $225 million, or $1.16 per diluted share available to common stockholders, compared to net income in the first quarter of 2020 of $52 million, or $0.15 per diluted share available to common stockholders. First quarter adjusted income from operations was $350 million, or $1.82 per diluted share available to common stockholders, compared to adjusted income from operations of $465 million, or $2.24 per diluted share available to common stockholders, in the first quarter of 2020.

“First quarter results were strong as strategic actions taken to drive top and bottom line growth led to increased operating revenues and expense efficiency in all our businesses,” said Dennis R. Glass, president and CEO of Lincoln Financial Group. “While reported results were again affected by the pandemic, mortality impacts should abate, capital markets have improved, sales pipelines are strong, and quarterly capital return to shareholders is being restored to pre-pandemic levels, all of which support continued momentum.”

	As of or For the
	Three Months Ended
	March 31,
(in millions, except per share data)	2021	2020
Net Income (Loss)	$225	$52
Net Income (Loss) Available to Common Stockholders	225	29
Net Income (Loss) per Diluted Share Available to Common Stockholders	1.16	0.15
Revenues	4,534	4,425
Adjusted Income (Loss) from Operations	350	465
Adjusted Income (Loss) from Operations per Diluted Share Available to
Common Stockholders	1.82	2.24
Average Diluted Shares	193.1	197.3
Return on Equity (ROE), Including Accumulated Other Comprehensive
Income (AOCI) (Net Income)	4.3%	1.1%
Adjusted Operating ROE, Excluding AOCI (Adjusted Income from Operations)	10.2%	13.5%
Book Value per Share, Including AOCI	$102.50	$85.79
Book Value per Share, Excluding AOCI	72.36	70.24

Operating Highlights – First Quarter 2021 vs. First Quarter 2020

•	Operating revenues increased in all four business segments
•	Expense ratios improved in Annuities, Life Insurance and Retirement Plan Services and remained steady in Group Protection
•	Annuities average account values of $160 billion, up 16%
•	Retirement Plan Services generated positive net flows of $347 million in the quarter
•	Life Insurance average in-force face amount of $901 billion, up 8%
•	Group Protection insurance premiums of $1.1 billion, up 2%

There were no notable items within adjusted income from operations for the current quarter or the prior-year quarter.

First Quarter 2021 – Segment Results

Annuities

Annuities reported income from operations of $290 million, up 11% over the prior-year quarter. The increase was driven by higher account values from strong equity market performance and favorable returns within the company’s alternative investment portfolio, partially offset by a tax adjustment in the current quarter.

Total annuity deposits of $2.8 billion were down 24% from the prior-year quarter. Total variable annuity sales were up 3% versus the prior-year quarter as strong growth in variable annuity sales without guaranteed living benefits more than offset declines in variable annuity sales with living benefits. Fixed annuity sales were $86 million, consistent with recent quarters, but down from $1.1 billion in the prior-year period due to product actions taken in response to lower interest rates.

Net outflows were $776 million in the quarter. Average account values for the quarter of $160 billion were up 16% over the prior-year quarter.

Retirement Plan Services

Retirement Plan Services reported income from operations of $57 million, up 43% from the prior-year quarter with the increase primarily driven by higher account values from strong equity market performance, expense management and favorable returns within the company’s alternative investment portfolio.

Total deposits for the quarter of $2.6 billion were down 5% from the prior-year quarter as growth in recurring deposits was more than offset by a decline in first-year sales.

Net flows totaled $347 million for the quarter. Average account values for the quarter of $90 billion were up 18% over the prior-year quarter.

Life Insurance

Life Insurance reported income from operations of $107 million compared to $171 million in the prior-year quarter as pandemic-related mortality was partially offset by favorable returns within the company’s alternative investment portfolio and expense management.

Total Life Insurance sales were $114 million compared to $169 million in the prior-year quarter, however sales were in line with the prior quarter.

Average Life Insurance in-force of $901 billion grew 8% over the prior-year quarter, and average account values of $58 billion increased 10% over the same period.

Group Protection

Group Protection reported a loss from operations of $26 million in the quarter compared to income from operations of $40 million in the prior-year quarter. This change was driven by mortality and morbidity experience associated with the pandemic, which was partially offset by premium growth.

The total loss ratio was 87% in the current quarter compared to 79% in the prior-year quarter, with the increase driven by the pandemic.

Group Protection sales were $74 million in the quarter compared to $102 million in the prior-year quarter. Employee-paid sales represented 67% of total sales. Insurance premiums of $1.1 billion in the quarter were up 2% compared to the prior-year quarter.

Other Operations

Other Operations reported a loss from operations of $78 million versus a loss of $47 million in the prior-year quarter. In the current quarter there was $11 million of elevated deferred compensation expense related to the increase in the company’s share price during the quarter.  In the prior-year quarter deferred compensation expenses were $21 million below expectations related to the decrease in the company’s share price during the quarter.

Realized Gains and Losses / Impacts to Net Income

Realized gains/losses and impacts to net income (after-tax) in the quarter were driven by:

•	A $144 million non-economic loss from GLB non-performance risk.
•	A $44 million realized gain related to financial assets.
•	A $42 million dollar loss from hedge performance.
•	A $17 million dollar gain from indexed annuity forward-starting options.

Unrealized Gains and Losses

The company reported a net unrealized gain of $11.4 billion, pre-tax, on its available-for-sale securities at March 31, 2021. This compares to a net unrealized gain of $6.4 billion, pre-tax, at March 31, 2020, with the year-over-year increase primarily driven by tighter credit spreads.

Share Count

The quarter’s average diluted share count of 193.1 million was down 2% from the first quarter of 2020, the result of repurchasing 3.0 million shares of stock at a cost of $155 million since March 31, 2020.

Book Value

As of March 31, 2021, book value per share, including AOCI, increased 19% from the prior-year period to $102.50. Book value per share, excluding AOCI, increased 3% from the prior-year period to $72.36.

The tables attached to this release define and reconcile the non-GAAP measures adjusted income from operations, adjusted operating ROE and BVPS, excluding AOCI, to net income, ROE and BVPS, including AOCI, calculated in accordance with GAAP.

This press release contains statements that are forward-looking, and actual results may differ materially. Please see the Forward-looking Statements – Cautionary Language at the end of this release for factors that may cause actual results to differ materially from the company’s current expectations.

For other financial information, please refer to the company’s first quarter 2021 statistical supplement available on its website, http://www.lfg.com/investor.

Lincoln Financial Group will discuss the company’s first quarter results with investors in a conference call beginning at 10:00 a.m. Eastern Time on Thursday, May 6, 2021. The conference call will be broadcast live through the company website at www.lfg.com/webcast. Please log on at least fifteen minutes prior to the call to register and download any necessary streaming media software. To participate via phone: (866) 394-4575 (U.S./Canada) or (678) 509-7536 (International). Ask for the Lincoln National Conference Call.

A replay of the call will be available by 1:00 p.m. Eastern Time on May 6, 2021 at www.lfg.com/webcast. Audio replay will be available from 1:00 p.m. Eastern Time on May 6, 2021 through 12:00 p.m. Eastern Time on May 13, 2021. To access the re-broadcast, dial: (855) 859-2056 (Domestic) or (404) 537-3406 (International). Enter conference code: 6288902.

About Lincoln Financial Group

Lincoln Financial Group provides advice and solutions that help people take charge of their financial lives with confidence and optimism. Today, more than 17 million customers trust our retirement, insurance and wealth protection expertise to help address their lifestyle, savings and income goals, and guard against long-term care expenses. Headquartered in Radnor, Pennsylvania, Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. The company had $311 billion in end-of-period account values as of March 31, 2021. Lincoln Financial Group is a committed corporate citizen included on major sustainability indices including the Dow Jones Sustainability Index North America and FTSE4Good. Dedicated to diversity and inclusion, we earned perfect 100 percent scores on the Corporate Equality Index and the Disability Equality Index, and rank among Forbes’ Best Large Employers and Best Employers for Women, and Newsweek’s Most Responsible Companies. Learn more at: www.LincolnFinancial.com.  Follow us on Facebook,  Twitter,  LinkedIn, and Instagram.  Sign up for email alerts at http://newsroom.lfg.com.

Explanatory Notes on Use of Non-GAAP Measures

Management believes that adjusted income from operations (adjusted operating income), adjusted operating return on equity, adjusted operating revenues, and adjusted operating EPS better explain the results of the company’s ongoing businesses in a manner that allows for a better understanding of the underlying trends in the company’s current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments. Management also believes that using book value excluding accumulated other comprehensive income (“AOCI”) enables investors to analyze the amount of our net worth that is primarily attributable to our business operations. Book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

For the historical periods, reconciliations of non-GAAP measures used in this press release to the most directly comparable GAAP measure may be included in this Appendix to the press release and/or are included in the Statistical Reports for the corresponding periods contained in the Earnings section of the Investor Relations page on our website: www.lfg.com/investor.

Definitions of Non-GAAP Measures Used in this Press Release

Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (including and excluding average goodwill within average equity), excluding AOCI, using annualized adjusted income (loss) from operations are financial measures we use to evaluate and assess our results. Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (“ROE”), as used in the press release, are non-GAAP financial measures and do not replace GAAP net income (loss), revenues and ROE, the most directly comparable GAAP measures.

Adjusted Income (Loss) from Operations

Adjusted income (loss) from operations is GAAP net income (loss) excluding the after-tax effects of the following items, as applicable:

•	Realized gains and losses associated with the following (“excluded realized gain (loss)”):
o	Sales or disposals and impairments of financial assets;
o	Changes in the fair value of equity securities;
o	Changes in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (“gain (loss) on the mark-to-market on certain instruments”);
o	Changes in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;
o	Changes in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;
o	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and
o

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value (“indexed annuity forward-starting options”);

•	Changes in reserves resulting from benefit ratio unlocking on our GDB and GLB riders (“benefit ratio unlocking”);
•	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;
•	Gains (losses) on early extinguishment of debt;
•	Losses from the impairment of intangible assets;
•	Income (loss) from discontinued operations;
•	Acquisition and integration costs related to mergers and acquisitions; and
•	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

Adjusted Operating Revenues

Adjusted operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:

•	Excluded realized gain (loss);
•	Revenue adjustments from the initial adoption of new accounting standards;
•	Amortization of deferred front-end loads (“DFEL”) arising from changes in GDB and GLB benefit ratio unlocking; and
•	Amortization of deferred gains arising from reserve changes on business sold through reinsurance.

Adjusted Operating Return on Equity

Adjusted operating return on equity measures how efficiently we generate profits from the resources provided by our net assets.

•	It is calculated by dividing annualized adjusted income (loss) from operations by average equity, excluding accumulated other comprehensive income (loss) ("AOCI").
•	Management evaluates return on equity by both including and excluding average goodwill within average equity.

Definition of Notable Items

Adjusted income (loss) from operations, excluding notable items, is a non-GAAP measure that excludes items which, in management’s view, do not reflect the company’s normal, ongoing operations.

•

We believe highlighting notable items included in adjusted income (loss) from operations enables investors to better understand the fundamental trends in its results of operations and financial condition.

Book Value Per Share, Excluding AOCI

Book value per share, excluding AOCI is calculated based upon a non-GAAP financial measure.

•	It is calculated by dividing (a) stockholders' equity, excluding AOCI by (b) common shares outstanding.
•	We provide book value per share excluding AOCI to enable investors to analyze the amount of our net worth that is primarily attributable to our business operations.
•

Management believes book value per share, excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

•	Book value per share is the most directly comparable GAAP measure.

Special Note

Sales

Sales as reported consist of the following:

•	Annuities and Retirement Plan Services – deposits from new and existing customers;
•	Universal life insurance (“UL”), indexed universal life insurance (“IUL”), variable universal life insurance (“VUL”) – first-year commissionable premiums plus 5% of excess premiums received;
•	MoneyGuard® linked-benefit products – MoneyGuard® (UL), 15% of total expected premium deposits, and MoneyGuard Market AdvantageSM (VUL), 150% of commissionable premiums;
•	Executive Benefits – single premium bank-owned UL and VUL, 15% of single premium deposits, and corporate-owned UL and VUL, first-year commissionable premiums plus 5% of excess premium received;
•	Term – 100% of annualized first-year premiums; and
•	Group Protection – annualized first-year premiums from new policies.

Lincoln National Corporation

Reconciliation of Net Income to Adjusted Income from Operations

	For the
(in millions, except per share data)	Three Months Ended
	March 31,
	2021	2020

Total Revenues	$4,534	$4,425
Less:
Excluded realized gain (loss)	(229)	(75)
Amortization of DFEL on benefit ratio unlocking	1	(9)
Total Adjusted Operating Revenues	$4,762	$4,509

Net Income (Loss) Available to Common
Stockholders – Diluted	$225	$29
Less:
Adjustment for deferred units of LNC stock in our
deferred compensation plans (1)	-	(23)
Net Income (Loss)	225	52
Less:
Excluded realized gain (loss), after-tax	(180)	(60)
Benefit ratio unlocking, after-tax	55	(349)
Acquisition and integration costs related to mergers
and acquisitions, after-tax	-	(4)
Total adjustments	(125)	(413)
Adjusted Income (Loss) from Operations	$350	$465

Earnings (Loss) Per Common Share – Diluted
Net income (loss)	$1.16	$0.15
Adjusted income (loss) from operations	1.82	2.24

Average Stockholders' Equity
Average equity, including average AOCI	$21,146	$18,132
Average AOCI	7,346	4,338
Average equity, excluding AOCI	13,800	13,794
Average goodwill	1,778	1,778
Average equity, excluding AOCI and goodwill	$12,022	$12,016

Return on Equity, Including AOCI
Net income (loss) with average equity including goodwill	4.3%	1.1%

Adjusted Operating Return on Equity, Excluding AOCI
Adjusted income (loss) from operations with average equity
including goodwill	10.2%	13.5%
Adjusted income (loss) from operations with average equity
excluding goodwill	11.6%	15.5%

(1) If the effect of equity classification would result in a more dilutive EPS, the numerator used in the calculation of our diluted EPS is adjusted to remove the mark-to-market adjustment for deferred units of LNC stock in our deferred compensation plans.

Lincoln National Corporation

Reconciliation of Book Value per Share

	As of March 31,
	2021	2020
Book value per share, including AOCI	$102.50	$85.79
Per share impact of AOCI	30.14	15.55
Book value per share, excluding AOCI	72.36	70.24

Lincoln National Corporation

Digest of Earnings

	For the
(in millions, except per share data)	Three Months Ended
	March 31,
	2021	2020

Revenues	$4,534	$4,425

Net Income (Loss)	$225	$52
Adjustment for deferred units of LNC stock in our
deferred compensation plans (1)	-	(23)
Net Income (Loss) Available to Common
Stockholders – Diluted	$225	$29

Earnings (Loss) per Common Share – Basic	$1.17	$0.27
Earnings (Loss) per Common Share – Diluted	1.16	0.15

Average Shares – Basic	191,780,135	195,076,797
Average Shares – Diluted	193,066,325	197,264,842

(1) If the effect of equity classification would result in a more dilutive EPS, the numerator used in the calculation of our diluted EPS is adjusted to remove the mark-to-market adjustment for deferred units of LNC stock in our deferred compensation plans.

Forward Looking Statements — Cautionary Language

Certain statements made in this press release and in other written or oral statements made by Lincoln or on Lincoln's behalf are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: "anticipate," "believe," "estimate," "expect," "project," "shall," "will," and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in Lincoln's businesses, prospective services or products, future performance or financial results, and the outcome of contingencies, such as legal proceedings. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•

The continuation of the COVID-19 pandemic, or future outbreaks of COVID-19, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, results of operations and financial condition;

•	Further deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels and claims experience;
•

Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;
•

Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries' products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

•	The impact of U.S. federal tax reform legislation on our business, earnings and capital;
•

The impact of Regulation Best Interest or other regulations adopted by the Securities and Exchange Commission (“SEC”), the Department of Labor, or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker dealers that could affect our distribution model;

•	Actions taken by reinsurers to raise rates on in-force business;
•	Further declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits and demand for our products;
•

Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

•	The impact of the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions;
•

The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•

A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries' products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; an acceleration of the net amortization of deferred acquisition costs ("DAC"), value of business acquired ("VOBA"), deferred sales inducements ("DSI") and deferred front-end loads ("DFEL"); and an increase in liabilities related to guaranteed benefit features of our subsidiaries' variable annuity products;

•

Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries' products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•	Changes in accounting principles that may affect our business, results of operations and financial condition;
•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk requiring that we realize losses on financial assets;

•

Interruption in telecommunication, information technology or other operational systems, or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;
•	The adequacy and collectability of reinsurance that we have purchased;
•	Future pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;
•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries' businesses resulting from evolving market preferences and the changing demographics of our client base; and
•	The unanticipated loss of key management, financial planners or wholesalers.

The risks and uncertainties included here are not exhaustive. Our most recent Form 10-K, as well as other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

The reporting of Risk Based Capital (“RBC”) measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.